UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2014

CONTINENTAL RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Oklahoma	001-32886	73-0767549
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 N. Broadway Oklahoma City, Oklahoma	73102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 234-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Winston Frederick “Rick” Bott as President and Chief Operating Officer

On September 10, 2014, Winston Frederick “Rick” Bott resigned as President and Chief Operating Officer of Continental Resources, Inc. (the “Company”). Mr. Bott’s duties will be absorbed by the Company’s management team. A copy of the press release issued by the Company in connection with Mr. Bott’s resignation is filed as an exhibit to this report.

(e) Severance Arrangements in Connection with Mr. Bott’s Resignation

In connection with Mr. Bott’s resignation, Mr. Bott and the Company have entered into an agreement dated September 11, 2014 (the “Severance Agreement”) pursuant to which Mr. Bott will receive the following:

1.	A lump sum payment of $581,000 (representing one year of Mr. Bott’s current base salary);

2.	Accelerated vesting of 50,000 shares of restricted common stock, which were originally scheduled to vest on November 15, 2014 (the number of shares reflects the 2 for 1 stock split recently completed by the Company);

3.	Participation in the bonus to be paid in February of 2015 for services rendered during 2014 under the Company’s cash bonus plan; and

4.	A lump sum cash payment of approximately $23,600 in consideration of Mr. Bott’s unused sick leave.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press release dated September 11, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTINENTAL RESOURCES, INC.
(Registrant)

Dated: September 11, 2014

	By:	/s/ John D. Hart
John D. Hart
Senior Vice President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit Number	Description

99.1	Press release dated September 11, 2014.